UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	RVSB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (d)     Appointment of Chief Executive Officer and Director
On June 21, 2024, Riverview Bancorp, Inc. (“Company”) announced the appointment of Nicole Sherman as President and Chief Executive Officer of the Company and its financial institution subsidiary, Riverview Bank (“Bank”) effective July 1, 2024. Ms. Sherman will also be appointed to the Company’s and the Bank’s Boards of Directors.
Ms. Sherman, age 53, previously served as Chief Operating Officer for Utah First Credit Union, Salt Lake City, Utah a position she held from January 2024 to June 2024.  From 2020 to 2023, she was the Chief Operating Officer at Numerica Credit Union in Spokane, Washington. Prior to that Ms. Sherman worked at Columbia Bank located in Tacoma, Washington from 2011-2020. She held various positions during her time at Columbia Bank and her most recent position was Executive Vice President, Head of Retail Banking, Digital Integration, Small Business Lending. Her expertise ranges from Retail and Digital Banking, Commercial and Business Banking to Wealth Management including Private Banking and Financial Services, as well as Corporate Marketing and Communications, DEIBA, Community Impact and Philanthropy, as well as mergers and acquisitions.
There are no family relationships between Ms. Sherman and any director or executive officer of the Company and the Bank.  Ms. Sherman has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.
Further information on Ms. Sherman’s appointments and her background is contained in the press release that is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
(c)(3) Compensatory Arrangements of Certain Officers – Employment and Change in Control Agreements
On June 21, 2024, the Company and the Bank, entered into an employment and change in control agreement with Ms. Sherman, President and Chief Executive Officer, and a director of the Company and the Bank.  The material terms of the employment and change in control agreements  are summarized below and a copy of the agreements are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.
Employment Agreement
On June 20, 2024, Riverview Bancorp, Inc. (the “Company”) and its financial institution subsidiary, Riverview Bank (“Bank”), entered into an employment agreement with Nicole Sherman, President, Chief Executive Officer, and a director of the Company and the Bank.   The material terms of the employment agreement are summarized below and a copy of the employment agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
The employment agreement commences on July 1, 2024, and provides for an initial term of three-years, provided the agreement has not been terminated earlier pursuant to Section 6 of the employment agreement.  At any time during her employment, the term of the employment agreement may be extended by the Company’s Board of Directors for an additional period.

Under the employment agreement, Ms. Sherman’s annual base salary will be  $425,000.  This base salary will be reviewed the Board at least annually after taking into consideration Ms. Sherman’s performance and the Board may, but is not required to, increase the base salary during the employment term. In addition to the annual base salary, Ms. Sherman will also be paid director compensation in an amount set and modified from time to time by the Boards she serves on.
Ms. Sherman will also be eligible to participate in the Company’s Annual Incentive Plan and she will be eligible to receive a bonus of not less than $127,5000 under the Plan.  She will also be entitled to participate in the Company’s 2017 Equity Incentive Plan or any successor equity plan and will receive annual grants equal to forty percent of her base salary.
In connection with the execution of the employment agreement she will receive a signing bonus of $100,000.  This signing bonus will be earned during the twelve consecutive months immediately following the effective date of the employment agreement, on a pro rate basis.  If the Ms. Sherman is terminated for any reason before being employed twelve consecutive months after the effective date of the employment agreement, she must repay the portion of the signing bonus that was not earned.
Subject to Board approval, Ms. Sherman will receive a restricted stock award of 125,130 shares of restricted stock.  The restricted stock award will cliff vest on the fifth anniversary of the grant date.
Ms. Sherman will receive an allowance of $600 per month for expenses related to the use of her personal mobile phone and her vehicle for business purposes.
During the term of the employment agreement, Ms. Sherman is entitled to participate in the Company’s health and welfare, retirement and all other employee benefit plans, practices and programs maintained by the Company and which other executives of the Company are generally eligible to participate.  Notwithstanding the foregoing, she will be eligible for no less than five weeks of paid vacation per year.
The Company will also provide Ms. Sherman with coverage under a standard directors’ and officers’ liability insurance policy, at the Company’s expense, and, with respect to claims not covered by the policy, shall indemnify her to the fullest extent permitted under law against all claims and liabilities as provided in the employment agreement.
The employment agreement may be terminated by the Company, with or without cause or by Ms. Sherman with or without good reason. “Cause” and “good reason” are both defined in the employment agreement.
If Ms. Sherman’s employment is terminated by the Company without cause or by Ms. Sherman without good reason or in the event of her death, she will receive a severance benefits, subject to the limitations and conditions contained in the employment agreement  equal to:
•	twelve months of her base salary to be paid for a period of twelve months;
•	any unpaid incentive compensation; and
•	reimbursement for her COBRA expense.

The payment of these severance benefits is conditioned upon Ms. Sherman signing a separation agreement and complying with the requirements applicable to the payments.

If Ms. Sherman’s employment is terminated pursuant to a change in control, then she will receive her base salary through the termination date and the remainder of her benefits will be paid under the change in control agreement.
If Ms. Sherman becomes disabled, as defined in the employment agreement,  her employment will terminate and she will receive four months of her base salary as of the termination date subject to the restrictions and provisions contained in the employment agreement.
During the term of the employment agreement and for a one-year period following the termination, with certain exceptions, Ms. Sherman cannot compete with the Company or the Bank in any city, town or county that the Company or the Bank has an office or branch.  The employment agreement also contains a one-year restriction on the non-solicitation of the Company’s and the Bank’s customers and non-raiding of the employees.
Change in Control Agreement
On June 20, 2024 the Company and the Bank also entered into a change in control agreement with Ms. Sherman that is effective as of July 1, 2024.  The change in control agreement has a three-year term that is subject to extension. It also has provisions for the Company and the Bank to terminate the change in control agreement for cause and for Ms. Sherman to resign for good reason.
The change in control agreement has a double trigger and also provides that if her employment is terminated within a time period that is six months prior to a change in control (as defined in the change in control agreement) and twenty-four months after a change in control, the Company shall pay Ms. Sherman a severance benefit.  The severance benefit shall be equal to, subject to certain limitation and qualifications as provided in the change in control agreement:
•    three years of Ms. Sherman’s annual base salary;
•    three years of her target annual incentive compensation;
•    any unpaid incentive compensation earned from the Company’s Annual Incentive Plan;
•    prorated incentive compensation for the fiscal year in which the transaction occurs; and
•    the Company’s payment or reimbursement of Ms. Sherman’s COBRA benefits;
These benefits would be reduced to the extent that the combined amount exceed the limits imposed by 280G of Internal Revenue Code of 1986 and the change in control agreement contains a provision on the order of reduction to the extent the benefits exceed the 280G limitation.
These benefits will be paid in a lump sum within thirty days of the double trigger date or, if later, within seven days after the expiration of the separation agreement’s revocation period.  The change in control agreement also contains provisions on non-solicitation and non-raiding of Bank employees for a one period following the termination of Ms. Sherman’s employment.
The foregoing description of the change in control agreement does not purport to be complete and is qualified in its entirety by reference to the form of employment agreement, a copy of which is furnished as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

              (d)              Exhibits

10.1	Employment Agreement between Riverview Bancorp, Inc., Riverview Bank and Nicole Sherman
10.2	Change in Control Agreement between Riverview Bancorp, Inc., Riverview Bank and Nicole Sherman.
99.1	News Release of Riverview Bancorp, Inc. dated June 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: June 21, 2024	/s/David Lam
David Lam Chief Financial Officer (Principal Financial Officer)